EXHIBIT 99.2

Cemtrex Regains Compliance with Nasdaq Listing Requirements

Brooklyn, NY - February 9, 2022 - Cemtrex Inc. (NASDAQ: CETX, CETXP), an advanced security technology and industrial services company, announced today that it has received notice from the Nasdaq Stock Market LLC (Nasdaq) on February 8, 2023 informing the Company that it’s common stock has regained full compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

Cemtrex previously received a notification letter from the Listing Qualifications Department of Nasdaq on January 26, 2023 notifying the Company that it has not regained compliance with Listing Rule 5550(a)(2) and accordingly would be delisted from the Capital Market. Cemtrex, however, was granted an additional 180 days, or until July 24, 2023, to regain compliance with the Minimum Bid Price Requirement, a requirement which Cemtrex met on February 7, 2023.

Cemtrex effected a 1-for-35 reverse stock split that took effect at 12:01 a.m. Eastern Standard Time on January 25, 2023, and reflected with the Nasdaq Capital Market and in the marketplace at the open of business on January 25, 2023, whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the reverse split, the Company’s common stock continues trading on Nasdaq under the symbol “CETX” but now trades under a new CUSIP Number, 15130G 709.

About Cemtrex

Cemtrex Inc. (CETX) is a company that owns two operating subsidiaries: Vicon Industries Inc and Advanced Industrial Services Inc.

Vicon Industries, a subsidiary of Cemtrex Inc., is a global leader in advanced security and surveillance technology to safeguard businesses, schools, municipalities, hospitals and cities. Since 1967, Vicon delivers mission-critical security surveillance systems, specializing in engineering complete security solutions that simplify deployment, operation and ongoing maintenance. Vicon provides security solutions for some of the largest municipalities and businesses in the U.S. and around the world, offering a wide range of cutting-edge and compliant security technologies, from AI-driven video analytics to fully integrated access control solutions. For more information visit www.vicon-security.com

AIS – Advanced Industrial Services, a subsidiary of Cemtrex, Inc., is a premier provider of industrial contracting services including millwrighting, rigging, piping, electrical, welding. AIS Installs high precision equipment in a wide variety of industrial markets including automotive, printing & graphics, industrial automation, packaging, and chemicals. AIS owns and operates a modern fleet of custom designed specialty equipment to assure safe and quick installation of your production equipment. Our talented staff participates in recurring instructional training, provided to ensure that the most current industry methods are being utilized to provide an efficient and safe working environment. For more information visit www.ais-york.com

For more information visit www.cemtrex.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the offering, gross proceeds from the offering, our new product offerings, expected use of proceeds, or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Investor Relations

Chris Tyson

Executive Vice President – MZ North America

Direct: 949-491-8235

CETX@mzgroup.us

www.mzgroup.us